Exhibit 10.24

NON-QUALIFIED STOCK OPTION AGREEMENT

This STOCK OPTION AGREEMENT, dated as of [______, ____]  (the “Agreement”), between RV Acquisition Inc., a Delaware corporation (the “Company”), and ________________ (the “Optionee”).

WITNESSETH:

WHEREAS, pursuant to the Company’s 2004 Stock Option Plan (the “Plan”) the Company, acting through its Board of Directors (the “Board”), has granted to the Optionee, effective as of the date of this Agreement, non-qualified stock options to purchase shares of common stock, par value $0.01 per share, of the Company (the “Common Stock”) on the terms and subject to the conditions set forth in this Agreement;

NOW, THEREFORE, in consideration of the premises and of the mutual agreements contained in this Agreement, the parties hereto agree as follows:

1.                                       Definitions.  As used in this Agreement, the following terms have the meanings set forth below:

“Affiliate” means, as to any Person, any other Person which directly or indirectly controls, or is under common control with, or is controlled by, such Person.  As used in this definition, “control” (including, with its correlative meanings, “controlled by” and “under common control with”) shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise).

“BRS” means Bruckmann, Rosser, Sherrill & Co. II, L.P., a Delaware limited partnership.

“Board” has the meaning ascribed to such term in the first recital of this Agreement.

“Cause” has the meaning ascribed to such term in the Employment Agreement.

“Common Stock” has the meaning ascribed to such term in the first recital of this Agreement.

“Employment Agreement” means the Employment Agreement dated as of May 14, 2004, by and among the Optionee, the Company, BRS and Lazy Days’ R.V. Center, Inc.

“Exercise Notice” has the meaning ascribed to such term in Section 5 of this Agreement.

“Fair Market Value” means for each share of Common Stock, the average of the closing prices of the sales of the Common Stock on all securities exchanges on which the Common Stock may at the time be listed, or, if there have been no sales on any such exchange on any day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or, if on any day the Common Stock is not so listed, the average of the representative bid and asked prices quoted in the Nasdaq National Market System (“Nasdaq NMS”) as of 4:00 P.M., New York City time, or, if on any day the Common Stock is not quoted in the Nasdaq NMS, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau Incorporated, or any similar successor organization, in each such case averaged over a period of 21 days consisting of the day as of which the Fair Market Value is being determined and the 20 consecutive business days prior to such day.  If at any time the Common Stock is not listed on any securities exchange or quoted in the Nasdaq NMS or the over-the-counter market, the Fair Market Value of each share of Common Stock shall be determined by the Board in its good faith judgment without the application of any minority stockholder discount or discount for marketability of such share.

“Family Group” means, with respect to any natural person, such person’s spouse, siblings, ancestors and descendants (whether natural or adopted) and any trust or other entity (including a corporation, partnership or limited liability company) formed solely for the benefit of such person and/or such person’s spouse, siblings, their respective ancestors and/or descendants (whether natural or adopted), and upon such person’s death, the personal representative of such person for purposes of administration of such person’s estate, such person’s heirs, legatees and distributees (whether individuals, trusts or business entities) whether or not such recipients are such person’s spouse, siblings, their respective ancestors and/or descendants (whether natural or adopted), or upon such person’s incompetency for purposes of the protection and management of the assets of such person, the personal representative of such person.

“Independent Third Party” means any Person who, immediately prior to the contemplated transaction, (i) does not own in excess of 5% of the Common Stock, on a fully diluted basis, (ii) is not an Affiliate of any such 5% owner of the Common Stock, on a fully diluted basis, or (iii) is not a member of the Family Group of any such 5% owner of the Common Stock, on a fully diluted basis.

“Option” has the meaning ascribed to such term in Section 2 of this Agreement.

“Option Shares” has the meaning ascribed to such term in Section 2 of this Agreement.

“Option Term” has the meaning ascribed to such term in Section 3 of this Agreement.

“Person” means any individual, partnership, limited liability company, corporation, group, trust or other legal entity.

“Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a partnership, limited liability company, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more Subsidiaries of that Person or a combination thereof.  For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a partnership, limited liability company, association or other business entity if such Person or Persons shall be allocated a majority of partnership, limited liability company, association or other business entity gains or losses or shall be or control the managing director, managing member, manager or a general partner of such partnership, limited liability company, association or other business entity.

“Transfer” means, as applicable, (i) any sale, transfer, assignment, pledge, hypothecation or other disposal, and (ii) to sell, transfer, assign, pledge, hypothecate or dispose in any way.

“Transaction” means any transaction, including in one or more series of related transactions involving the Company and an Independent Third Party or group of Independent Third Parties pursuant to which such party or parties acquire (i) equity securities of the Company constituting a majority of the shares of voting securities entitled to vote generally in the election of the Board (whether by merger, consolidation, sale or transfer of any or all of the Company’s outstanding capital stock) or (ii) all or substantially all of the Company’s assets determined on a consolidated basis.

“Vested Shares” means the Option Shares with respect to which the Option is exercisable at any particular time.

2.                                       Option; Option Price.  On the terms and subject to the conditions of this Agreement, the Optionee shall have the option (the “Option”) to purchase up to ___________ shares (the “Option Shares”) of Common Stock at the price of $1.00 per Option Share (the “Option Price”).

3.                                       Term.  The term of the option (the “Option Term”) shall commence on the date hereof and expire on the tenth anniversary of the date hereof, unless the Option shall theretofore have been terminated in accordance with the terms of this Agreement.

4.                                       Time of Exercise.

(a)                                  On each of the first five (5) anniversaries of the date hereof (each, a “Vesting Date”), the Option shall immediately become exercisable as to twenty percent (20%) of the Option Shares, unless accelerated upon an occurrence of a Transaction pursuant to Section 12(b).

(b)                                 Except as otherwise provided in Section 6, the Option shall remain exercisable as to all Vested Shares until the expiration of the Option Term.

5.                                       Procedure for Exercise.

(a)                                  The Option may be exercised with respect to Vested Shares, from time to time, in whole or in part (but for the purchase of whole shares only), by delivery of a written notice (the “Exercise Notice”) from the Optionee to the Company, which Exercise Notice shall:

(i)                         state that the Optionee elects to exercise the Option;

(ii)                      state the number of Vested Shares with respect to which the Optionee is exercising the Option;

(iii)                   include any representations of the Optionee required under Section 8 hereof;

(iv)                  in the event that the Option shall be exercised by the representative of the Optionee’s estate pursuant to Section 6, include appropriate proof of the right of such person to exercise the Option;

(v)                     state the date upon which the Optionee desires to consummate the purchase of such Vested Shares (which date must be prior to the termination of the Option); and

(vi)                  comply with such further provisions as the Company may reasonably require.

(b)                                 Payment of the Option Price for the Vested Shares to be purchased on the exercise of the Option shall be made by (i) cash, certified or bank cashier’s check payable to the order of the Company or other immediately available funds, (ii) withholding from the total number of Vested Shares to be purchased upon the exercise of such Option that number of Vested Shares having a Fair Market Value which shall equal the Option Price for the total number of the Vested Shares to be purchased or (iii) the combination of the foregoing means of payment.

(c)                                  As a condition to the exercise of the Option and prior to the issuance of any Vested Shares, the Optionee (or the representative of his estate) shall be required to execute (unless the Optionee is already a party thereto) an agreement to be bound by the Company’s stockholders agreement with respect to the Option Shares, in the form attached hereto as Annex I (the “Stockholders Agreement”).

(d)                                 The Company shall be entitled to require, as a condition of delivery of the Vested Shares, that the Optionee agree to remit when due an amount in cash sufficient to satisfy all current or estimated future federal, state and local withholding, and employment taxes relating thereto.

6.                                       Termination of Employment; Repurchase of Option Shares.

(a)                                  Any portion of the Option which is not exercisable at the time at which the Optionee ceases to be employed by the Company and any of its Subsidiaries (for any reason) shall terminate and become null and void.  All or any part of the Option, to the extent unexercised, shall terminate immediately if the Optionee ceases to be employed by the Company and any of its Subsidiaries, except that the Optionee (or, in case of the Optionee’s death, the representative of his estate) shall have until the end of the 60 days following the date of such termination of employment to exercise any portion of the Option that he could have exercised on the date of such termination of employment; provided, however, that such exercise must be accomplished prior to the expiration of the Option Term.  Notwithstanding the foregoing, (i) in the event of a termination of the Optionee’s employment with the Company or any Subsidiary due to his death, the representative of the estate of the Optionee may exercise any portion of the Option which the Optionee could have exercised on the date of such termination for a period of 180 days thereafter; provided, however, that such exercise must be accomplished prior to the expiration of the Option Term, and (ii) in the event of a termination of the Optionee’s employment with the Company or any of its Subsidiaries for Cause, the unexercised portion of the Option shall terminate immediately and the Optionee shall have no right thereafter to exercise any part of the Option.

(b)                                 The Optionee agrees that the Option Shares shall be subject to repurchase by the Company pursuant to the Employment Agreement.

7.                                       No Rights as a Stockholder.  The Optionee shall not have any rights or privileges of a stockholder with respect to any Option Shares unless and until the Optionee shall have properly exercised the Option pursuant to the terms hereof with respect to such Option Shares.

8.                                       Additional Provisions Related to Exercise.  In the event of the exercise of the Option at a time when there is not in effect a registration statement under the Securities Act of 1933, as amended, relating to the Option Shares, the Optionee hereby represents and warrants, and by virtue of such exercise shall be deemed to represent and warrant, to the Company that the Option Shares are being acquired for investment only and not with a view to the distribution thereof, and the Optionee shall provide the Company with such further representations and warranties as the Board may reasonably require in order to ensure compliance with applicable federal and state securities, “blue sky” and other laws.  No Option Shares shall be purchased upon the exercise of the Option unless and until the Company and/or the Optionee shall have complied with all applicable federal or state registration, listing and/or qualification requirements and all other requirements of law or of any regulatory agencies having jurisdiction.

9.                                       Restriction on Transfer.

(a)                                  The Option may not be Transferred by the Optionee and may be exercised during the lifetime of the Optionee only by the Optionee.  If the Optionee dies, the Option shall thereafter be exercisable, during the period specified in Section 6, by the representative of his estate to the full extent to which the Option was exercisable by the Optionee at the time of his death.  The Option shall not be subject to execution, attachment or similar process.  Any attempted Transfer of the Option contrary to the provisions hereof, and the levy of any execution, attachment or similar process upon the Option, shall be null and void and without effect.

(b)                                 The restrictions contained in Section 9(a) shall not apply with respect to any Transfer of the immediately exercisable portion of the Option by the Optionee to any member of such Optionee’s Family Group, provided, that the restrictions contained in Section 9(a) shall continue to be applicable to such Option after any such Transfer; provided further, that the transferees of such Option shall have agreed in writing to be bound by the provisions of this Agreement which affect the Option so Transferred.

(c)                                  Any Option Shares shall be subject to the restrictions contained in the Stockholders Agreement and shall be deemed “Executive Shares” (as defined in the Stockholders Agreement) for all purposes thereunder.

10.                                 Restrictive Legend.  All stock certificates representing shares issued upon exercise of the Option shall, unless otherwise determined by the Board, have affixed thereto a legend substantially in the following form:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE WERE ORIGINALLY ISSUED ON [DATE OF ISSUANCE], HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN EXEMPTION FROM REGISTRATION THEREUNDER. THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE RESTRICTIONS CONTAINED IN A STOCKHOLDERS AGREEMENT DATED AS OF MAY 14, 2004 BY AND AMONG THE ISSUER OF SUCH SECURITIES (THE “COMPANY”) AND THE COMPANY’S STOCKHOLDERS AS SUCH AGREEMENT MAY BE AMENDED FROM TIME TO TIME.  A COPY OF SUCH STOCKHOLDERS AGREEMENT WILL BE FURNISHED WITHOUT CHARGE BY THE COMPANY TO THE HOLDER HEREOF UPON WRITTEN REQUEST.”

11.                                 Optionee’s Employment.  Nothing in the Option shall confer upon the Optionee any right to continue in the employ of the Company or any of its Subsidiaries or interfere in any way with the right of the Company or any Subsidiary or stockholders, as the case may be, to terminate the Optionee’s employment or to increase or decrease the Optionee’s compensation at any time.

12.                                 Adjustment.

(a)                                  Subject to Section 9(b), if the Common Stock is changed by reason of a stock split, reverse stock split, stock dividend or recapitalization, or converted into or exchanged for other securities as a result of a merger, consolidation or reorganization, the Board shall make such adjustment in the number and class of shares of stock subject to the Option, and such adjustments to the Option Price, as shall be equitable and appropriate in its good faith judgment under the circumstances.

(b)                                 The following rules shall apply in connection with the occurrence of any Transaction:  the Optionee shall be given (A) written notice of such Transaction at least 20 days prior to its proposed effective date (as specified in such notice) and (B) an opportunity during the period commencing with delivery of such notice and ending 10 days prior to such proposed effective date to exercise the Option in full which such vesting and exercise shall be contingent upon the consummation of such Transaction; provided, however, that immediately following the occurrence of a Transaction, the Option, to the extent not so exercised, shall automatically terminate.

(c)                                  The following rules shall apply in connection with Section 12(a) above:

(i)                         no fractional shares shall be issued as a result of any such adjustment, and any fractional shares resulting from the computations pursuant to Section 12(a) shall be eliminated without consideration from the Option;

(ii)                      no adjustment shall be made for the issuance to stockholders of rights to subscribe for additional shares of Common Stock or other securities; and

(iii)                   any adjustment referred to in Section 12(a) shall be made by the Board in its sole discretion and shall be conclusive and binding on the Optionee.

13.                                 Notices.  All notices, claims, certificates, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given and delivered if personally delivered or if sent by nationally recognized overnight courier, by telecopy or by registered or certified mail, return receipt requested and postage prepaid, addressed as follows:

(a)                                  if to the Company, to it at:

RV Acquisition Inc.
c/o Bruckmann, Rosser, Sherrill & Co., Inc.
126 East 56th Street
New York, NY 10022
Attention:	Thomas J. Baldwin
Facsimile:	(212) 521-3703
Email:	baldwin@brs.com

with a copy (which shall not constitute notice to the Company) to:

Kirkland & Ellis LLP
Citigroup Center
153 East 53rd Street
New York, NY 10022
Attention:	Kimberly P. Taylor
Facsimile:	(212) 446-4900
Email:	ktaylor@kirkland.com

(b)                                 if to the Optionee, to him at such Optionee’s address as most recently supplied to the Company and set forth in the Company’s records or to such other address as the party to whom notice is to be given may have furnished to the other party in writing in accordance herewith.

Any such notice or communication shall be deemed to have been received (i) in the case of personal delivery, on the date of such delivery (or if such date is not a business day, on the next business day after the date sent), (ii) in the case of nationally-recognized overnight courier, on the next business day after the date sent), (iii) in the case of telecopy transmission, when received (or if not sent on a business day, on the next business day after the date sent), and (iv) in the case of mailing, on the third business day following the date on which the piece of mail containing such communication is posted.

14.                                 Optionee’s Undertaking.  The Optionee hereby agrees to take whatever additional actions and execute whatever additional documents the Company may in its reasonable judgment deem necessary or advisable in order to carry out or effect one or more of the obligations or restrictions imposed on the Optionee pursuant to the provisions of this Agreement.

15.                                 Amendment and Waiver.  No modification, amendment or waiver of any provision of this Agreement shall be effective against the Company or Optionee unless such modification, amendment or waiver is approved in writing by the Company and the Optionee.  The failure of any party to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

16.                                 Governing Law.  All issues and questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the law of any jurisdiction other than the State of Delaware.

17.                                 Waiver of Jury Trial.  Each of the parties hereto waives any right it may have to trial by jury in respect of any litigation based on, arising out of, under or in connection with the Agreement or any course of conduct, course of dealing, verbal or written statement or action of any party hereto.

18.                                 Jurisdiction.  Each of the parties hereto submits to the jurisdiction of any state or federal court sitting in New York, New York, in any action or proceeding arising out of or relating to this Agreement and agrees that all claims in respect of the action or proceeding may be heard and determined in any such court and hereby expressly submits to the personal jurisdiction and venue of such court for the purposes hereof and expressly waives any claim of improper venue and any claim that such courts are an inconvenient forum.

19.                                 Receipt and Review of Plan.  The Optionee acknowledges receipt of a copy of the Plan.  Optionee further acknowledges notice of the terms, conditions and limitations contained in the Plan.

20.                                 Counterparts. This Agreement may be executed in separate counterparts each of which shall be an original and all of which taken together shall constitute one and the same agreement.

21.                                 Severability, Entire Agreement. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.  Except as otherwise expressly set forth herein, this document and the other documents referred to herein embody the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

22.                                 Successors and Assigns.  Except as otherwise expressly provided herein, all covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not; provided, that this Agreement shall not be assignable by the Optionee other than as set forth in Section 9.

23.                                 Descriptive Headings; Interpretation. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a substantive part of this Agreement.  The use of the word “including” in this Agreement shall mean “including without limitation.”

24.                                 No Third-Party Beneficiaries. This Agreement is for the sole benefit of the parties hereto and their permitted successors and assigns and nothing herein expressed or implied shall give or be construed to give any person, other than the parties hereto and such permitted successors and assigns, any legal or equitable rights hereunder.

25.                                 No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement.  In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party hereto by virtue of the authorship of any of the provisions of this Agreement.

*     *     *     *     *

IN WITNESS WHEREOF, the parties hereto have executed this Non-Qualified Stock Option Agreement as of the date first written above.

RV ACQUISITION INC.

By:
Name:
Title:

OPTIONEE

Name: